CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Date of First Quarter 2012 Financial Results Release and Conference Call

New York, New York, May 2, 2012 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today it plans to issue its first quarter financial results on Tuesday, May 8, 2012 and host its first quarter conference call on Wednesday, May 9, 2012 at 10:00 a.m. Eastern Time. Nicholas S. Schorsch, Chief Executive Officer and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-877-317-6789

International Dial-In Number: 1-412-317-6789

Canada Dial-In Number: 1-866-605-3852

Webcast: http://www.americanrealtycapitalproperties.com/Q12012earningscall

*Participants should dial in 10-15 minutes early.

Replay Conference Call Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Conference ID: 10013802

Dates Available: May 9, 2012 (one hour after the end of the conference call) to May 17, 2012 at 9:00 AM ET

Important Notice

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation, listed on The NASDAQ Capital Market, which intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve risks and uncertainties that could cause the outcome to be materially different.